UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2015

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 2, 2015, the Board of Directors (the “Board”) of 3D Systems Corporation (the “Company”) adopted an amendment and restatement of the Company’s By-Laws (as so amended, the “Amended By-Laws”) to adopt a majority voting standard for the election of directors in uncontested elections. The amendments affect Article II, Section 2.08 and Article III, Section 3.01 of the Company’s By-Laws. The Amended By-Laws became effectively immediately upon their adoption.

The new majority voting standard provides that to be elected in an uncontested election, a director nominee must receive a majority of the votes cast with respect to that nominee’s election such that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. In contested elections where the number of nominees exceeds the number of directors to be elected, the voting standard will continue to be a plurality of votes cast.

In connection with the adoption of the Amended By-Laws, the Company also amended its Corporate Governance Guidelines (as amended, the “Amended Corporate Governance Guidelines”) to include the requirement that with respect to director nominations, the Board will only nominate those incumbent directors who submit irrevocable resignations effective upon the failure of such director nominee to receive the required vote for reelection in an uncontested election and Board acceptance of such resignation. In the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Corporate Governance and Nominating Committee (the “CGN Committee”) or such other committee designated by the Board will make a recommendation to the Board as to whether to accept or reject the resignation. The Board must act on the resignation, taking into account the CGN Committee’s recommendation, and publicly disclose its decision regarding the resignation, including, if applicable, its rationale for rejecting a resignation, in a press release and an appropriate disclosure with the Securities and Exchange Commission within 90 days following certification of the election results. The CGN Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Amended Corporate Governance Guidelines will be available on the Company’s website at www.3dsystems.com/investor/corporate-governance.

If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy pursuant to the provisions of Section 3.02 of the Amended By-Laws or may decrease the size of the Board pursuant to the provisions of Section 3.01 of the Amended By-Laws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

The foregoing description of the Amended By-Laws does not purport to be complete and is qualified in its entirety by reference to the Amended By-Laws, which are attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Bylaws of 3D Systems Corporation (as adopted January 2, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: January 2, 2015
By: /s/ Andrew M. Johnson
(Signature)
Name: Andrew M. Johnson
Title: Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of 3D Systems Corporation (as adopted January 2, 2015).